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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of International Logistics Limited on Form S-4 of our reports dated March 31, 1997 and September 8, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



 /s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Chicago, Illinois
December 17, 1997